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                                                                      EXHIBIT A



                             JOINT FILING AGREEMENT




         The undersigned hereby agree that the statement on Schedule
13D with respect to the Class A Common Stock, par value $.01 per share, of Triathlon Broadcasting Company dated July 24, 1998 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date: July 24, 1998

                                   P. SCHOENFELD ASSET MANAGEMENT LLC



                                   By:/s/ Peter M. Schoenfeld
                                      ------------------------
                                       Name: Peter M. Schoenfeld
                                       Title: Managing Member



                                   /s/ Peter M. Schoenfeld
                                   ------------------------
                                       Peter M. Schoenfeld